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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: February 7, 2007

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Commission file number 1-8198

HSBC FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	86-1052062 (IRS Employer Identification Number)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices)	60070 (Zip Code)

Registrant's telephone number, including area code (847) 564-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

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After the close of trading on the New York Stock Exchange on February 7, 2007, HSBC Holdings plc (“HSBC”), the parent of HSBC Finance Corporation, issued a press release to update the pre-close trading statement issued by HSBC on December 5, 2006 (the “Trading Statement”). On December 5, 2006, HSBC Finance Corporation filed a Current Report on Form 8-K providing an excerpt of the Trading Statement that references deteriorating credit quality in HSBC Finance Corporation’s Mortgage Services business as an exhibit. A copy of the HSBC press release is included in this Form 8-K as Exhibit 99.

HSBC issued the press release to update comments included in the Trading Statement with respect to certain challenges within the Mortgage Services operations of HSBC Finance Corporation. As described in the press release, a substantial increase in the provision for loan losses with respect to the Mortgage Services operations in the fourth quarter will be the major factor in causing the aggregate HSBC loan impairment charges and other credit risk provisions for 2006 to exceed the current market consensus estimate of $8.8 billion by 20 percent. Further information will be provided in HSBC Finance Corporation’s Annual Report on Form 10-K to be filed on March 5, 2007.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

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(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.
	Exhibit No.	Description

	99	Copy of HSBC Holdings plc press release issued on February 7, 2007.

Signature

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC FINANCE CORPORATION (Registrant)
By: /s/ Patrick D. Schwartz Patrick D. Schwartz Vice President and Deputy General Counsel-Corporate

Dated: February 7, 2007

Exhibit Index

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Exhibit No.	Description

99	Copy of HSBC Holdings plc press release issued on February 7, 2007.